UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20529
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Exchange Act of 1934 (Amendment No. )
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Filed by a Party other than the Registrant ☐

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ZIX CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
September     , 2005
Dear Fellow Shareholders:
I am pleased to report that we have successfully closed the first part of a private placement of securities of our company, Zix Corporation. In the private placement, we agreed to issue and sell an aggregate of 10,503,862 shares of our common stock and warrants to purchase up to an additional 3,466,274 shares of our common stock for total proceeds to us of approximately $26.3 million. Of that amount, we have completed the issuance of 6,302,318 shares of our common stock and warrants to purchase an additional 2,079,767 shares of our common stock, for total net proceeds to us of approximately $14.67 million. Under applicable Nasdaq rules, we cannot issue the balance of the shares and warrants without your approval. The attached Proxy Statement and notice of special meeting of shareholders describes in detail the proposal which requires your support to enable us to complete this important financing.
THIS FINANCING WILL DILUTE YOUR EXISTING STOCKHOLDING. HOWEVER, IF SHAREHOLDERS DO NOT APPROVE THE PROPOSAL, WE WILL NOT BE ABLE TO OBTAIN APPROXIMATELY $9.75 MILLION OF NET PROCEEDS THAT WE BELIEVE ARE ESSENTIAL TO OUR OPERATIONS AND SUCCESS.
The affirmative vote of a majority of our shares of common stock as of the record date for the meeting and present in person or represented by proxy and entitled to vote at the Special Meeting (excluding shares of our common stock already issued in the private placement) will be required to approve such proposal. Each shareholder should take the time to review the attached Proxy Statement and to complete and return the enclosed proxy card.
Your vote is important, no matter how many shares you own. Please vote today.
Thank you very much for your prompt attention to this important matter.

RICHARD D. SPURR
Chief Executive Officer, President and Chief Operating Officer

ZIX CORPORATION
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held           ,           , 2005
     We will hold a special shareholders’ meeting on          ,          , 2005, at 10:00 a.m. (registration to begin at 9:30 a.m.), Central Time. We will hold the meeting at Cityplace Conference Center,     Room, 2711 North Haskell Avenue, Dallas, Texas 75204. At the meeting, we will ask you to consider and vote on the following proposals:
•	a proposal to approve the issuance of 4,201,544 shares of our common stock and related warrants to purchase an additional 1,386,507 shares of our common stock pursuant to the securities purchase agreement described in the accompanying Proxy Statement; and

•	such other matters as may be properly brought before the meeting or any adjournment thereof.
     If you held shares of our common stock (other than shares acquired under the securities purchase agreement, as described in the accompanying Proxy Statement) at the close of business on    , 2005, the record date for the meeting, you are entitled to notice of, and to vote at, the meeting or any adjournment thereof. The stock transfer books will not be closed.
     We would like you to attend the meeting in person, but understand that you may not be able to do so. For your convenience, and to ensure that your shares are represented and voted according to your wishes, we have enclosed a proxy card for you to use. Please vote, sign and date the proxy card and return it to us as soon as possible. We have provided you with a postage-paid envelope to return your proxy card. If you attend the meeting in person, you may revoke your proxy and vote in person. We look forward to hearing from you.

By Order of the Board of Directors,

RONALD A. WOESSNER
Senior Vice President, General Counsel & Secretary
Dallas, Texas
September    , 2005
YOUR VOTE IS IMPORTANT.
PLEASE VOTE EARLY EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING.

Questions and Answers
     Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this Question and Answer section to provide some background information and brief answers to several questions you might have about the enclosed proposal. In this Proxy Statement, we refer to Zix Corporation as the “Company,” “Zix,” “ZixCorp,” “we,” “our,” and “us.”
Q. Why did I receive this Proxy Statement?
A. On or about       , 2005, we will begin mailing this Proxy Statement and accompanying proxy card to everyone who (i) was a holder of our shares of common stock on the record date for the meeting, which is at the close of business on       , 2005 and (ii) was entitled to vote on the Proposal described below. We prepared this Proxy Statement to let our shareholders know when and where we will hold a special shareholders’ meeting. This proxy statement:
•	provides you with information about the proposal that will be discussed and voted on at the meeting, and

•	provides you with certain updated information about our company.
Q. What proposal are shareholders being asked to consider at the upcoming Special Meeting?
A. We are seeking approval of a proposal that would allow us to complete the issuance of shares of our common stock and related warrants to purchase shares of our common stock in the private placement we closed on August 9, 2005. On that date, we agreed to sell and issue to certain purchasers (the “Purchasers”) under a securities purchase agreement (the “Securities Purchase Agreement”) an aggregate of 10,503,862 units. Each unit consists of (i) one share of our common stock, par value $0.01 per share, and (ii) a related warrant to purchase 0.33 of one share of our common stock. Under Nasdaq rules (as further described below), we could not, without the approval of our shareholders, issue more than 6.5 million shares of our common stock (or 19.99% of our issued and outstanding shares immediately prior to the execution of the Securities Purchase Agreement). Due to these limitations, we issued only an aggregate of 6,302,318 shares of common stock and related warrants to purchase an additional 2,079,767 shares of our common stock to the Purchasers at the closing of the Securities Purchase Agreement in exchange for proceeds of approximately $15.8 million ($14.67 million in net proceeds to us after transaction fees of $1.13 million). In this Proxy Statement, we refer to the shares of common stock we already issued to Purchasers at the closing of the Securities Purchase Agreement as “Firm Shares” and the related warrants as “Firm Warrants,” and when describing both the Firm Shares and Firm Warrants, we refer to them as the “Firm Securities.”
We are now seeking shareholder approval to issue the balance of the shares and warrants that the Purchasers agreed to purchase from us (i.e., an aggregate of 4,201,544 shares of common stock and related warrants to purchase 1,386,507 shares of our common stock. In this Proxy Statement, we refer to the additional shares to be issued to the Purchasers if our shareholders approve the issuance as the “Excess Shares” and the additional warrants as the “Excess Warrants,” and when describing both shares and warrants, we refer to them as the “Excess Securities.” We refer to this proposal as the “Proposal” throughout this Proxy Statement.

Pursuant to an Escrow Agreement, dated as of August 9, 2005, between us and JPMorgan Chase Bank, N.A., approximately $10.5 million of funds relating to the Excess Securities were placed into escrow pending approval by our shareholders of the issuance of the Excess Securities. While held in escrow, the escrowed funds will accrue interest, payable by us, at a rate of 7.0% per annum.
•	If the Proposal is approved by our shareholders, we will issue the Excess Securities to the Purchasers as promptly as practicable following such approval. Upon such issuance, we will receive escrowed funds, totaling approximately $9.75 million (net of transaction fees and expenses).

•	If the Proposal is not approved by our shareholders, we will not be allowed to issue the Excess Securities and the funds held in escrow will be returned to the Purchasers.

•	Regardless of whether shareholder approval is obtained, we will be obligated to pay interest on the escrowed funds to the Purchasers at a rate of 7.0% per annum until the date the funds are released from escrow.
Q. For which part of the private placement is Zix seeking shareholder approval?
A. Zix is seeking shareholder approval of the Proposal for the issuance to the Purchasers of the Excess Securities. Zix is not seeking shareholder approval for the private placement of Firm Shares and Firm Warrants issued to the Purchasers at the closing of the Securities Purchase Agreement.
Q. Why is Zix seeking shareholder approval for the issuance of the Excess Securities?
A. We are subject to the rules of the Nasdaq Stock Market, Inc. because our common stock is listed on the Nasdaq National Market. These rules require us to obtain shareholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and (ii) at a price per share below the greater of book or market value at the time of such issuance or sale. These rules apply to the Excess Shares because:
•	the purchase price of the units (each consisting of one share of common stock and a warrant to purchase 0.33 of one share of common stock) issued at the closing of the Securities Purchase Agreement, and that we intend to issue following shareholder approval, is $2.50 per unit (except for units purchased by certain of our officers and directors, which were issued or will be issued at a purchase price of $2.99 per unit), which is below the $2.94 per share closing price of our common stock on Nasdaq on August 8, 2005, the last day our common stock traded on Nasdaq before we entered into the Securities Purchase Agreement; and

•	the shares of common stock that we have issued or intend to issue pursuant to the Securities Purchase Agreement (including the Excess Shares) will comprise, in total, approximately 32.25% of the shares of our common stock outstanding immediately prior to August 9, 2005.
For the above reasons, on the closing date of the Securities Purchase Agreement, we were only able to issue shares of our common stock representing up to 19.99% of our common stock outstanding on the date of the Securities Purchase Agreement and now we are required under Nasdaq National Market rules to obtain shareholder approval prior to issuing the Excess Securities.
In addition, under the Securities Purchase Agreement, we agreed to seek, and use our best efforts to obtain, the approval of our shareholders to issue the Excess Securities to the Purchasers no later than November 22, 2005. This Proxy Statement has been prepared pursuant to our obligations to the Purchasers under the Securities Purchase Agreement.
Q. Why does Zix need to issue the Excess Securities?
A. As of June 30, 2005, we had unrestricted cash and cash equivalents of $7.7 million. Prior to the private placement described in this Proxy Statement, we had taken certain actions to reduce our cash requirements, including cost reductions, sale of two product lines and amendments to the terms of our $20 million principal amount of convertible notes held by two institutional investors. In addition, the Company has chosen to continue to invest in the eHealth (e-prescription) market, which is a developing market requiring us to make significant cash investments in order to develop the business. Based on this strategic decision to continue investing in the eHealth market, our anticipated cash requirements would have been greater than our balance of unrestricted cash and cash equivalents that were on hand at that time.
Consequently, our management and Board of Directors determined that we should seek additional working capital to improve its cash position and fund our continuing investments in the eHealth market. The alternatives to securing additional working capital would have been a change in our business model, substantially scaled back investments in eHealth or significant disposition of business assets. Based on our stock price and the state of the capital markets, our management and Board of Directors, in consultation with our investment banking firm, C.E. Unterberg, Towbin LLC, determined that a private placement of our publicly-traded common stock (commonly referred to as a “PIPE” financing), targeting private venture capital investors and other institutional investors, had a higher likelihood of success, could be consummated promptly and would provide us better terms than alternate financing transactions.
At the closing of the Securities Purchase Agreement on August 9, 2005, we completed the issuance of the Firm Securities and received net proceeds of approximately $14.67 million. Assuming the approval of the Proposal, we would promptly issue the Excess Securities and receive approximately $9.75 million in additional net proceeds (after fees and expenses). We may also receive an additional $10.5 million in aggregate gross proceeds if and when all warrants (including the Excess Warrants) are exercised in full (assuming an exercise price of $3.04 per share and no net exercise).
Q. What if the Proposal is not approved?
A. If the Proposal does not receive shareholder approval, the earlier issuance of the Firm Securities to the Purchasers at the closing of the Securities Purchase Agreement will not be affected, but the issuance and sale of the Excess Securities to the Purchasers will not occur. Specifically, the Excess Securities will not be issued, the funds relating to the Excess Securities that currently are held in escrow will be returned to the Purchasers and we will not receive approximately $9.75 million in net proceeds from the issuance of the Excess Securities.
Our current liquidity and capital resources are limited. If the Proposal fails and we do not receive the proceeds from the Excess Securities, meeting our working capital needs under a continuation of the current business model would prove difficult beyond June 30, 2006 and could significantly harm our ability to achieve our intended business objectives. We could be forced to further augment our cash position through additional cost reduction measures, sales of non-core assets, additional financings or a combination of these actions. Should we have to seek additional funds to replace the funds under a failed Proposal vote, there can be no assurances that these funds could be obtained on terms that are as favorable to us as the terms of the Excess Securities; therefore, our business model might have to be altered. Any of these adverse events could substantially diminish the value of our common stock and thus your investment in our shares.
Q. Will the issuance of the Excess Securities dilute our shareholders’ ownership interest in Zix?
A. Our shareholders will incur immediate and significant dilution of their percentage of stock ownership in Zix if the Proposal is approved and the Excess Securities are issued. The table below illustrates the incremental impact that the issuance of the Excess Securities will have upon the number of shares of our common stock outstanding (assuming no additional issuances of shares of our common stock):

	Number of Shares Outstanding
	Prior to Issuance	Shares	Warrants*
Issuance of Firm Securities on August 9, 2005:	32,573,744	6,302,318	2,079,767
	(As of August 8, 2005)	(Firm Shares)	(Firm Warrants)

Issuance of Excess Securities:	38,876,062	4,201,544	1,386,507
	(After issuance of	(Excess Shares)	(Excess Warrants)
	Firm Shares)

*	The Firm Warrants and Excess Warrants reflected in this table are not exercisable until February 9, 2006.
Shareholders immediately prior to the issuance of the Excess Securities will incur dilution in their percentage ownership of our common stock upon the consummation of the issuance of the Excess Shares, of approximately 9.75%, or 12.01% assuming exercise in full of the both Firm Warrants and the Excess Warrants.
However, as explained above in the answer to the question “What if the Proposal is not approved?” failure to issue the Excess Securities could significantly harm our business and the value of our common stock, and the value of your investment in our common stock could be substantially diminished.
Q. Why have I received more than one proxy statement?
A. If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you receive.
Q. How do I vote if I am not planning to attend the special meeting?
A. In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

Please understand that voting by any means other than voting in person at the meeting has the effect of appointing Richard D. Spurr, our Chief Executive Officer, President and Chief Operating Officer, and Bradley C. Almond, our Vice President of Finance and Administration, Chief Financial Officer and Treasurer, as your proxies. They will be required to vote on the Proposal described in this Proxy Statement exactly as you have voted. However, if any other matter requiring a shareholder vote is properly raised at the meeting, then Messrs. Spurr and Almond will be authorized to use their discretion to vote on such issues on your behalf.
We encourage you to vote now even if you plan to attend the Special Meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.
Q. What if I want to change my vote?
A. You may revoke your vote on the Proposal at any time before the Special Meeting for any reason. To revoke your vote before the meeting, write to our Secretary, Ronald A. Woessner, at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960. You may also come to the meeting and change your vote in writing.
Q. What vote is necessary to approve the Proposal?
A. The affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote at the meeting is required to approve the Proposal. Pursuant to Nasdaq requirements, shares of common stock issued in the first part of the private placement (i.e., the Firm Shares) are not entitled to vote on the Proposal.
Q. How are abstentions and broker non-votes treated?
A. Any shareholder that is present at the Special Meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention would have the same effect as a vote against the Proposal. If you sign your proxy card but do not specify how you want to vote on the Proposal, then your shares will be voted FOR the Proposal.
Brokers who hold shares in street name do not have the authority to vote on the Proposal without receiving instructions from the beneficial owner of the shares. In accordance with our bylaws, broker non-votes will be considered present for purposes of calculating a quorum but will not be deemed to be entitled to vote for purposes of determining whether shareholder approval of the Proposal has been obtained. Therefore, broker non-votes will not be included in the tabulation of the voting results and will have no effect with respect to the approval of the Proposal.
Q. Where can I find additional information? Who can help answer my questions?
A: You should carefully review the entire Proxy Statement, which contains important information regarding the Proposal, before voting on the Proposal. We filed a current report on Form 8-K with the Securities and Exchange Commission on August 9, 2005, and an amendment to such Form 8-K on August 10, 2005, which contain a summary of the private placement and attach each of the relevant agreements as exhibits. The Securities Purchase Agreement and Form of Warrant are also attached for your convenience as Annexes to this Proxy Statement. We strongly encourage you to carefully review the Form 8-K, as amended, and the exhibits thereto describing the private placement. The section under the heading “Where You Can Find

Additional Information,” beginning on page 22 of this Proxy Statement, describes additional sources from which to obtain this Proxy Statement, our public filings under the Securities Exchange Act of 1934, as amended (including the Form 8-K described above), and other information about Zix.
If you would like copies of the Form 8-K, as amended, described above (including the exhibits thereto), additional copies of this Proxy Statement or other documents that we have filed with the SEC that are incorporated by reference into this Proxy Statement, free of charge, or if you have questions about the Proposal or the procedures for voting your shares, you should contact: Zix Corporation, Attention: Bradley C. Almond, Vice President and Chief Financial Officer, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204, Telephone: (214) 370-2000.

ZIX CORPORATION
PROXY STATEMENT FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD                 , 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
General
The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Zix Corporation, a Texas corporation (“Zix”), at a Special Meeting of Shareholders to be held on                 , 2005, at 10:00 a.m. (registration to begin at 9:30 a.m.), Central Time, and at any adjournment, continuation or postponement of the meeting, referred to throughout this Proxy Statement as the Special Meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at Cityplace Conference Center,       Room, 2711 North Haskell Avenue, Dallas, Texas 75204.
These proxy solicitation materials were first mailed or given to all shareholders entitled to vote at the meeting on or about September       , 2005.
Purpose of Special Meeting
As described above, the purpose of the Special Meeting is to obtain approval for the Proposal and such other business as may properly come before the meeting, including any adjournment or postponement thereof.
Vote Required
The affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Special Meeting will be required to approve the Proposal.
Record Date and Shares Outstanding
Only shareholders who owned shares of our common stock at the close of business on       , 2005, referred to in this Proxy Statement as the Record Date, are entitled to notice of, and to vote at, the Special Meeting. In addition, pursuant to Nasdaq requirements, shares of common stock issued in the first part of the private placement transaction (i.e., the Firm Shares) are not entitled to vote on the Proposal. Therefore, each share of common stock outstanding on the Record Date (other than the Firm Shares) is entitled to one vote on the matter to be voted on at the Special Meeting. As of       , 2005,       shares of Zix’s common stock were outstanding and entitled to vote.
Revocability of Proxies
You may revoke your Proxy at any time before it is exercised. Execution of the Proxy will not in any way affect your right to attend the Special Meeting in person. Revocation may be made prior to the meeting by written revocation or through a duly executed proxy bearing a later date sent to

Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204; or your Proxy may be revoked personally at the Special Meeting by written notice to the Secretary at the Special Meeting prior to the voting of the Proxy. Any revocation sent to Zix must include the shareholder’s name and must be received prior to the meeting to be effective.
How Your Proxy Will Be Voted
In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by Zix, including unmarked proxies, will be voted to approve the Proposal. In addition, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as directed by the Board of Directors. We have not received notice of any other matters that may properly be presented at the Special Meeting.
Quorum
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Zix’s common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. As there were       shares outstanding and entitled to vote at the Special Meeting as of the Record Date, we will need at least       shares present in person or by proxy at the Special Meeting for a quorum to exist.
Dissenters’ Rights
Under Texas law, shareholders are not entitled to dissenters’ rights with respect to the Proposal.
Voting
Tabulation
Votes of shareholders entitled to vote who are present at the Special Meeting in person or by proxy and abstentions are counted as present or represented at the meeting for purposes of determining whether a quorum exists. For the Proposal, the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the Special Meeting is necessary for approval.
Abstentions
Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy affirmatively votes to abstain. Votes in abstention are considered present for purposes of calculating a quorum but do not count as a vote FOR or AGAINST any matter. While abstentions do not count as a vote FOR or AGAINST, they have the same effect as a negative vote on the Proposal because abstentions will be included in tabulations of the shares of common stock entitled to vote for purposes of determining whether the Proposal has been approved.
Broker Non-Votes
A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under applicable rules, brokers who hold shares in street name do not have the authority to vote on the Proposal without receiving instructions from the beneficial owner of the shares. In accordance with our bylaws, broker non-votes will be considered present for purposes of calculating a quorum but will not be deemed to be entitled to vote for purposes of determining whether stockholder approval of the Proposal has been obtained. Therefore, broker non-votes will not be included in the tabulation of the voting results and will have no effect with respect to the approval of the Proposal.
Solicitation of Proxies
This solicitation is being made by mail on behalf of our Board of Directors. We will bear the expense of the preparation, printing and mailing of the enclosed Proxy, Notice of Special Meeting and this Proxy Statement and any additional material relating to the meeting that may be furnished to our shareholders by our Board subsequent to the furnishing of this Proxy Statement. We have engaged Georgeson Shareholder to assist in the solicitation of proxy materials from shareholders at a fee of approximately $17,000 plus reimbursement of reasonable out-of-pocket expenses. Proxies may also be solicited without additional compensation by our officers or employees by telephone, facsimile transmission, e-mail or personal interview. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of shareholders at the meeting, supplementary solicitations may be made by mail, telephone, facsimile transmission, e-mail or personal interview by our officers or employees, without additional compensation, or selected securities dealers. We anticipate that the cost of such supplementary solicitations, if any, will not be material.
Shareholders’ Proposals
If you would like to submit a proposal to be included in next year’s annual proxy statement, you must submit your proposal in writing so that we receive it no later than December 16, 2005. We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include in our proxy statement pursuant to the rules of the SEC. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials in certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.
The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in our next annual proxy statement. If a shareholder intends to submit a proposal at the next annual meeting of shareholders and the proposal is not intended to be included in our proxy statement relating to such meeting, the shareholder must have given proper notice no later than March 1, 2005. If a shareholder gives notice of such a proposal after the deadline, the proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the next annual meeting.
All notices of proposals, whether or not to be included in our proxy materials, should be directed to our Secretary, Ronald A. Woessner, at our principal executive offices at 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders and enclosing separate proxy cards for each shareholder. This process, which is commonly referred to as “householding,” potentially eliminates some duplicative mailings to shareholders and reduces our mailing costs.
For this Special Meeting, a number of brokers with account holders who are shareholders of Zix will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Zix Corporation, Attention: Ronald A. Woessner, Secretary, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204 or contact Ronald A. Woessner at (214) 370-2000. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
     The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) our executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding stock.

	Amount and Nature of
	Beneficial Ownership (1)
	Number of Common	Percentage of
	Stock Shares	Total Common Stock
Beneficial Owner(2)	Beneficially Owned(3)	Shares Outstanding(3)
Amaranth LLC (4)
c/o Amaranth Advisors L.L.C.
One American Lane
Greenwich, Connecticut 06831	1,400,958	3.6%
Bradley C. Almond (5)	107,874	*
George W. Haywood (6)
c/o Cronin & Vris, LLP
380 Madison Avenue, 24th Floor
New York, New York 10017	4,716,203	12.1%
Michael E. Keane (7)	258,014	*
Charles N. Kahn III (8)	8,258	*
James S. Marston (7)	260,514	*
David J. Robertson (7)	202,083	*
John A. Ryan (9)	1,485,309	3.7%
Antonio R. Sanchez, Jr. (10)
Post Office Box 2986
Laredo, Texas 78044	2,640,896	6.8%
Antonio R. Sanchez III (11)	477,366	1.2%
Paul E. Schlosberg (7)	6,250	*
Richard D. Spurr (12)	543,779	1.4%
Dr. Ben G. Streetman (7)	207,706	*
Ronald A. Woessner (13)	67,864	*

All directors and executive officers as a group (11 persons) (14)	3,625,017	8.7%

*	Denotes ownership of less than 1%.

(1)	Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission. Unless otherwise noted, each shareholder listed in the table has both sole voting and sole investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.

(2)	Unless otherwise noted, the address for each beneficial owner is c/o Zix Corporation, 2711 North Haskell Avenue, Suite 2200, LB 36, Dallas, Texas 75204-2960.

(3)	Percentages are based on the total number of shares of our common stock outstanding at August 10, 2005, which was 38,876,062. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of August 10, 2005 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. The number of shares beneficially owned does not include the Excess Shares or shares issuable upon exercise of the Firm Warrants or Excess Warrants.

(4)	Excludes 900,000 Excess Shares that may be issued to Amulet Limited upon shareholder approval of the issuance of the Excess Securities and warrants exercisable for 245,025 shares that were reported as beneficially owned by Amaranth LLC on a Schedule 13G filed jointly by Amaranth LLC, Amaranth Advisors L.L.C and Nicholas M. Maounis on August 19, 2005. If the Excess Shares were included, the percentage of our common stock beneficially owned by Amaranth LLC would be 5.8%. Includes (i) 1,398,658 shares held by Amaranth LLC through Amulet Limited, its wholly-owned subsidiary. Amaranth Advisors L.L.C., the trading advisor for Amulet Limited, exercises dispositive powers with respect to the shares, and voting and/or dispositive power with respect to the common stock underlying the warrants. Amaranth Advisors L.L.C. has designated authorized signatories who will sign on behalf of Amulet Limited. Nicholas M. Maounis is the managing member of Amaranth Advisors L.L.C. Each of Amaranth Securities L.L.C and Amaranth Global Securities Inc. is a broker-dealer registered pursuant to Section 15(b) of the Exchange Act and is a member of the National Association of Securities Dealers, Inc. (the “NASD”). Each such broker-dealer may be deemed to be an affiliate of Amaranth LLC. Neither of such broker-dealers, however, is authorized by the NASD to engage in securities offerings either as an underwriter or as a selling group participant and neither of such broker-dealers actually engages in any such activity. Amaranth LLC, through Amulet Limited, also holds $10 million principal amount of our convertible promissory notes and warrants covering 500,000 shares of our common stock. The convertible notes have an initial conversion price of $6.00 and the warrants have an initial exercise price of $6.00, both of which may be adjusted in certain events. We have agreed to redeem $2.5 million principal amount of the convertible notes with shares of our common stock by October 31, 2005 and an additional $2.5 million principal amount of the convertible notes with shares of our common stock by December 31, 2005 at (i) 105% of the principal amount, plus accrued interest and (ii) a redemption rate that will require that we issue shares of our common stock valued at a 10% discount to the daily volume weighted average price (“VWAP”) of our common stock for a specified number of trading days preceding the applicable redemption date. On August 31, 2005, these $5.25 million mandatory redemptions would be payable with approximately 2.4 million shares of our common stock using a VWAP of approximately $2.43 per share. For more information on Amaranth LLC’s convertible note holdings, see our Registration Statement on Form S-3 (File No. 333-124318).

(5)	Includes 100,000 shares that Mr. Almond has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(6)	As reported in Mr. Haywood’s most recent Form 4, filed August 11, 2005. Includes (i) 41,500 shares that are owned by family members of Mr. Haywood, (ii) 115,000 shares owned by the estate of a family member for which Mr. Haywood is executor and has voting power and (iii) 199,556 shares of common stock currently issuable to him upon exercise of certain warrants. Does not include 320,000 Excess Shares that may be issued to Mr. Haywood upon shareholder approval of the issuance of the Excess Securities. If such Excess Shares were included, the percentage of our common stock beneficially owned by Mr. Haywood would be 12.8%.

(7)	This individual has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(8)	Includes 6,250 shares that Mr. Khan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(9)	Includes (i) 1,050,000 shares that Mr. Ryan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005 and (ii) 66,518 shares currently issuable upon exercise of certain warrants.

(10)	As reported in Mr. Sanchez’s most recent Schedule 13D/A filed August 11, 2005. Includes (i) 1,883,770 shares held by Mr. Sanchez, Jr. directly, (ii) 9,375 shares held by family members of Mr. Sanchez, Jr., (iii) 91,123 shares held by trusts for which he serves as trustee or co-trustee, (iv) 523,592 shares held by SANTIG, Ltd., a family limited partnership for which he owns and controls the managing general partner, Sanchez Management Corporation, and (v) 133,036 shares currently issuable to Mr. Sanchez, Jr. and SANTIG, Ltd. upon exercise of certain warrants. Mr. Sanchez, Jr. is a former director and father of current director Antonio R. Sanchez III. Does not include 80,000 Excess Shares that may be issued to Mr. Sanchez, Jr. upon shareholder approval of the issuance of the Excess Securities. If such Excess Shares were included, the percentage of our common stock beneficially owned by Mr. Sanchez, Jr. would be 7.0%.

(11)	Includes (i) 187,068 shares held by Mr. Sanchez III directly, (ii) 170,121 shares held by a trust for which he serves as co-trustee, along with 44,345 shares issuable to the trust upon exercise of certain warrants and (iii) 75,832 shares that he has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005. Mr. Sanchez III is the son of Antonio R. Sanchez, Jr., a former director.

(12)	Includes 529,922 shares that Mr. Spurr has the right to acquire these shares under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(13)	Includes 59,374 shares that Mr. Woessner has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005 and 2,500 shares held by a trust for which Mr. Woessner serves as trustee.

(14)	Includes 2,755,934 and 110,863 shares of our common stock that the group has the right to acquire under outstanding stock options and warrants, respectively, that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

PROPOSAL:
APPROVAL OF ISSUANCE OF EXCESS SECURITIES
Background and Reasons for the Private Placement Including the Issuance of the Excess Securities
General.
On August 9, 2005, we entered into the Securities Purchase Agreement with the Purchasers, pursuant to which we agreed to sell to the Purchasers an aggregate of 10,503,862 units, each consisting of (i) one share of our common stock, par value $0.01 per share, and (ii) a related warrant to purchase 0.33 of one share of our common stock. The units were sold for a purchase price of $2.50 per unit, except in the case of units purchased by our officers and directors, which were sold at a purchase price of $2.99 per unit. Due to Nasdaq limitations (as described below), we issued only the Firm Securities (consisting of an aggregate of 6,302,318 shares of common stock and related warrants to purchase 2,079,767 shares of our common stock) to the Purchasers at the closing of the Securities Purchase Agreement in exchange for total net proceeds of approximately $14.67 million.
Assuming the Proposal is approved, we will issue the Excess Securities and receive approximately $9.75 million in additional proceeds, net of fees and our expenses (for a total of $24.42 million in aggregate net proceeds from the private placement transaction). We may also receive up to an additional $10.5 million in aggregate proceeds if and when all warrants issued to the Purchasers in the private placement are exercised in full (assuming an exercise price of $3.04 and no net exercise of warrants, as described below in “Terms of the Private Placement”).
Board of Directors Determination
In reaching their unanimous decision to approve the private placement, and in determining that the private placement was fair to, and in the best interests of, us and our shareholders, our Board of Directors carefully considered many factors, the most important of which are set forth below:
•	As of June 30, 2005, we had unrestricted cash and cash equivalents of $7.7 million. Prior to the private placement described in this Proxy Statement, we had taken certain actions to reduce our cash requirements, including cost reductions, sale of two product lines and amendments to the terms of our $20 million principal amount of convertible notes held by to two institutional investors. In addition, the Company has chosen to continue to invest in the eHealth (e-prescription) market, which is a developing market requiring us to make significant cash investments in order to develop the business. Based on this strategic decision to continue investing in the eHealth market, our anticipated cash requirements would have been greater than our balance of unrestricted cash and cash equivalents that were on hand at that time.

•	In June 2005, we engaged a financial advisor and investment bank, C.E. Unterberg, Towbin LLC (“CEUT”), to help us identify financing alternatives. Based on our stock price and the state of the capital markets and the advice of CEUT, our management and our Board of Directors agreed that a private placement, structured as a PIPE transaction, targeting private venture capital investors and other institutional investors, had a higher likelihood of success, would be concluded more quickly and would provide us better terms than alternative financing transactions.
Given the cash requirements of our business, our Board of Directors determined to proceed with the private placement (including the issuance of the Excess Securities) on the terms contained in the Securities Purchase Agreement.
Use of Proceeds
The proceeds received from the issuance of the Excess Securities will be used to fund operations under our current business model, including to fund the Company’s continuing investments in the eHealth (e-prescription) market. In particular, the proceeds will be used in a focused effort to maintain and take advantage of what we believe to be an “early mover” position in the eHealth market as the market develops and continues to grow.
Terms of the Private Placement
General
The closing of the Securities Purchase Agreement occurred on August 9, 2005. At the closing of the Securities Purchase Agreement, we issued an aggregate of 6,302,318 units (each consisting of one share of common stock and a warrant to purchase 0.33 of one share of our common stock) at a price of $2.50 per unit, except in the case of units purchased by our officers and directors, which were sold for a purchase price of $2.99 per unit, for aggregate net proceeds of approximately $14.67 million. We are requesting in the Proposal that the shareholders approve the issuance by Zix of the Excess Securities, consisting of an additional 4,201,544 units (totaling 4,201,544 shares of our common stock and warrants exercisable for 1,386,507 shares of our common stock at an exercise price of $3.04 per share) for aggregate net proceeds of approximately $9.75 million. The sale of common stock and warrants in the private placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended, and we expect to rely upon the Regulation D “safe harbor” provisions. We have set forth below the major terms of the private placement.
To ensure that shareholder approval would not be required for the Firm Securities, the number of Firm Shares was capped at 19.99% of our issued and outstanding shares immediately prior to the execution of the Securities Purchase Agreement. In effecting such cap, we required each participating Purchaser to “cut back,” on a pro rata basis, the number of shares of common stock and warrants to purchase our common stock that were issued at the closing of the Securities Purchase Agreement, such that the aggregate number of shares of common stock issued at the closing of the Securities Purchase Agreement did not exceed the 19.99% threshold. The funds relating to the Excess Securities were placed into escrow pending shareholder approval of the issuance of the Excess Securities.
A form of the Securities Purchase Agreement and a Form of Warrant are provided for your reference as Annexes A and B, respectively, to this Proxy Statement. These documents were also included as exhibits to our Form 8-K filed on August 9, 2005, as subsequently amended on August 10, 2005. On August 9, 2005, we also entered into an Escrow Agreement with JPMorgan Chase Bank, N.A., as escrow agent, pursuant to which the funds in respect of the Excess Securities are to be held in escrow pending shareholder approval. A form of the Escrow Agreement was also included as an exhibit to our Form 8-K filed on August 9, 2005.

THIS SUMMARY OF THE TERMS OF THE PRIVATE PLACEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION; HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE FORM OF SECURITIES PURCHASE AGREEMENT AND THE FORM OF WARRANT IN THEIR ENTIRETY, WHICH WE HAVE INCLUDED AS ANNEXES A AND B, RESPECTIVELY, TO THIS PROXY STATEMENT. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION WITH THE ANNEXES.
Terms of the Securities Purchase Agreement Applicable to the Issuance of the Excess Securities
Excess Securities to be Issued to Purchasers. Subject to obtaining the approval of our shareholders, we will issue an additional 4,201,544 shares of common stock and related warrants to purchase 1,386,507 shares of common stock, for an aggregate purchase price of approximately $10.5 million ($9.75 million net of transaction expenses). We have agreed to issue the Excess Securities as units, each consisting of one share of common stock and a warrant to purchase 0.33 of one share of common stock, at a purchase price of $2.50 per unit (except in the case of units issued to our officers and directors, which we have agreed to issue for a purchase price of $2.99 per unit). The warrants may be exercised at any time from February 9, 2006 through August 9, 2010 at an exercise price of $3.04 per share. We currently expect the issuance of such Excess Securities to take place promptly following this Special Meeting.
Special Meeting Obligations. Under the Securities Purchase Agreement, we are required to seek, and use our best efforts to obtain, our shareholders’ approval of the issuance of the Excess Securities on or before November 22, 2005 (the 105th day following the closing of the Securities Purchase Agreement). In satisfying such obligations, we are required to call the Special Meeting and were required to prepare and file a preliminary form of this Proxy Statement no later than 30 days after the closing date of the Securities Purchase Agreement. Our Board of Directors has also agreed to recommend approval of the issuance of the Excess Securities by our shareholders. Under the Securities Purchase Agreement, we agreed to mail and distribute this Proxy Statement to our shareholders at least 30 days prior to the date of the Special Meeting, actively solicit proxies to vote for the Proposal and retain a proxy solicitation firm to assist in the solicitation.
Registration Obligations and Liquidated Damages. No later than 30 business days after the closing of the Securities Purchase Agreement (the “Required Filing Date”), we are required, at our expense, to file with the Securities and Exchange Commission (the “SEC”) a registration statement with respect to the resale of the shares of common stock (A) issued pursuant to the private placement (including the Firm Shares and the Excess Shares), and (B) issuable upon exercise of the warrants issued pursuant to the private placement (including the Firm Warrants and the Excess Warrants). We are required to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC no later than the 120th day following the closing date of the Securities Purchase Agreement (or if we receive notification from the SEC that the registration statement will receive no action or review from the SEC, within five business days after such notification) (the “Required Effective Date”), and, subject to our right to suspend the resale of stock under the registration statement in certain circumstances, we are required to maintain the effectiveness of this registration statement until the earlier of (1) the second anniversary of the effective date of the registration statement, (2) the date on which all such shares have been sold thereunder or (3) the date on which all such shares become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that if any Purchaser is an “affiliate” of Zix (as defined in

Rule 144(a)(1) of the Securities Act) on the second anniversary of the effective date of the registration statement, the applicable time period to maintain the effectiveness of the registration statement will be the third anniversary of the effective date of the registration statement. If the registration statement (a) is not filed by the Required Filing Date, (b) is not declared effective by the Required Effective Date, or (c) once effective, ceases to be effective and available to the Purchasers in the private placement for any continuous period that exceeds 15 days, Zix is required to pay the investors in the private placement a cash payment as liquidated damages and not as a penalty. This cash payment is calculated as 1% per month (pro-rata on a 30 day basis) of the aggregate purchase price paid by the Purchasers in the private placement.
Terms of the Warrants
Exercise Period. Each of the Excess Warrants to be issued in the private placement will be exercisable from February 9, 2006 through August 9, 2010 and can be exercised in cash or, in certain situations, pursuant to a “net exercise” provision (as described below).
Methods of Exercise. The warrants may be exercised in cash at all times during the exercise period, whereby the holders of the warrants deliver the certificates representing the warrants to Zix and the then-applicable exercise price for the warrants in exchange for the shares issuable thereunder. In addition, the warrants contain a “net exercise” provision. If there is no effective registration statement registering the resale of the shares issuable upon exercise of the warrants, the net exercise provision allows the holder to receive shares of common stock equal to the value of the warrant without paying the exercise price in cash, but rather with the shares underlying the warrant.
Exercise Price, Adjustment to Exercise Price and Number of Shares. The exercise price of the Warrants is initially $3.04 per share. The exercise price of, and the number of shares issuable pursuant to, the warrants are subject to customary anti-dilution adjustments in certain events, including certain mergers, consolidations, sales of substantially all of the assets of Zix, subdivision or combination of shares of Zix, stock dividends and other distributions of Zix.
Registration Rights. The warrants and the shares of our common stock issuable upon exercise of the warrants are not registered under the Securities Act or any state securities laws. Zix has granted registration rights to the Purchasers for the shares of common stock issuable upon the exercise of the warrants. Such registration rights are described in more detail above under the heading “Terms of the Securities Purchase Agreement Applicable to the Issuance of the Excess Securities — Registration Obligations and Liquidated Damages” above on page 16.
Terms of the Escrow Agreement
Pursuant to the Escrow Agreement entered into as of August 9, 2005, between us and JPMorgan Chase Bank, N.A., as escrow agent, approximately $10.5 million of funds relating to the Excess Securities to be issued to the Purchasers under the Securities Purchase Agreement were placed into escrow pending approval by our shareholders of the issuance of the Excess Securities to the Purchasers. While held in escrow, the escrowed funds will accrue interest, payable by us, at a rate of 7.0% per annum.
If our shareholders approve the consummation of the issuance of the Excess Securities, we will receive the escrowed funds in exchange for the issuance of the Excess Securities. If our shareholders do not approve such issuance, the funds will be returned to the Purchasers. Under the terms of the Securities Purchase Agreement and the Escrow Agreement, we will be required to pay the required interest amount to the Purchasers whether or not shareholder approval is obtained.
Conditions to Consummating the Issuance of the Excess Securities
Under the terms of the Securities Purchase Agreement that govern the private placement, our obligation to issue the Excess Securities pursuant to the private placement is subject only to the condition that our shareholders approve the issuance of such securities.
Shareholder Approval and Nasdaq National Market Rules
We are subject to the rules of the Nasdaq Stock Market, Inc. because our common stock is listed on the Nasdaq National Market. These rules require us to obtain shareholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and (ii) at a price per share below the greater of book or market value at the time of such issuance or sale. These rules apply to the Excess Shares because:
•	the purchase price of the units (each consisting of one share of common stock and a warrant to purchase 0.33 of one share of our common stock) issued and sold at the closing of the Securities Purchase Agreement, and that we intend to issue and sell following shareholder approval, is $2.50 per unit (except for units purchased by certain of our officers and directors, which were sold or will be sold at a purchase price of $2.99 per unit), which is below $2.94 per share, the closing price of our common stock on Nasdaq on August 8, 2005, the last day our common stock traded on Nasdaq before we entered into the Securities Purchase Agreement; and

•	the shares of common stock that we have issued or intend to issue and sell pursuant to the Securities Purchase Agreement (including the Excess Shares) will comprise, in total, approximately 32.25% of the shares of our common stock outstanding immediately prior to August 9, 2005.
For the above reasons, we are required under Nasdaq National Market rules to obtain shareholder approval prior to issuing and selling the Excess Securities.
Dilutive Effect
Our shareholders will incur immediate and significant dilution of their percentage of stock ownership in Zix if the Proposal is approved and the Excess Securities are issued. This means that our current shareholders will own a smaller percentage interest in Zix as a result of the issuance of the Excess Securities.
The table below illustrates the incremental impact that the issuance of the Excess Securities will have upon the number of shares of our common stock outstanding (assuming no additional issuances of shares of our common stock):

	Number of Shares Outstanding
	Prior to Issuance	Shares	Warrants*
Issuance of Firm Securities on August 9, 2005:	32,573,744	6,302,318	2,079,767
	(As of August 8, 2005)	(Firm Shares)	(Firm Warrants)

Issuance of Excess Securities:	38,876,062	4,201,544	1,386,507
	(After issuance of	(Excess Shares)	(Excess Warrants)
	Firm Shares)

*	The Firm Warrants and Excess Warrants reflected in this table are not exercisable until February 9, 2006.
Shareholders immediately prior to the issuance of the Excess Securities will incur dilution in their percentage ownership of our common stock upon the consummation of the issuance of the Excess Shares, of approximately 9.75%, or 12.01% assuming exercise in full of the Firm Warrants and the Excess Warrants.
Interests of Certain Persons in the Issuance of the Excess Securities
Some of the Purchasers in the private placement are officers and directors of Zix. Units issued to our officers and directors in the private placement were sold for a purchase price of $2.99 per unit (each unit consisting of one share of common stock and a warrant to purchase up to 0.33 of one share of our common stock), which is equal to (i) $2.94 per share, the closing market price of one share of our common stock on August 8, 2005 (the day immediately prior to the closing of the Securities Purchase Agreement) plus (ii) $0.05 attributable to the warrant to purchase 0.33 of one share of our common stock (or approximately an additional $0.125 per whole share of our common stock as required under Nasdaq rules). All other Purchasers in the private placement purchased units at a price of $2.50 per unit. The following table sets forth the beneficial ownership of each such officer and/or director who is participating in the private placement in our common stock immediately prior to the issuance of the Excess Securities, the number of Excess Shares and Excess Warrants that such officer and/or director will own after the issuance of the Excess Securities, and the beneficial ownership of such officer and/or director immediately following the issuance of the Excess Securities:

	Beneficial Ownership
				After Issuance of Excess
				Shares
	Prior to
	Issuance				Percentage of
Officers/Directors Participating in	of Excess	Excess	Excess	Shares	Shares
the Private Placement	Securities(5)	Shares	Warrants	(6)	Outstanding (6)(7)
Bradley C. Almond (1)	107,874	1,338	441	109,212	*
Charles N. Khan III (2)	8,258	1,338	441	9,596	* %
Antonio Sanchez III (3)	477,366	13,378	4,414	490,744	1.1%
Richard D. Spurr (4)	543,779	6,690	2,207	550,469	1.3%

*	Less than 1%.

(1)	Includes 100,000 shares that Mr. Almond has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(2)	Includes 6,250 shares that Mr. Khan has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(3)	Includes (i) 187,068 shares held by Mr. Sanchez III directly, (ii) 170,121 shares held by a trust for which he serves as co-trustee, along with 44,345 shares issuable to the trust upon exercise of certain warrants and (iii) 75,832 shares that he has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005. Mr. Sanchez III is the son of Antonio R. Sanchez, Jr., a former director.

(4)	Includes 529,922 shares that Mr. Spurr has the right to acquire under outstanding stock options that are currently exercisable or that become exercisable within 60 days of August 10, 2005.

(5)	Does not include the number of shares issuable upon exercise of the Firm Warrants, which will not be exercisable within 60 days of August 10, 2005. Firm Warrants exercisable for 663 shares, 663 shares, 6,623 shares and 3,312 shares were issued to Messrs. Almond, Khan, Sanchez and Spurr, respectively, and will become exercisable on February 9, 2006.

(6)	Does not include number of shares issuable upon exercise of Firm Warrants and Excess Warrants to each applicable person. The Firm Warrants and Excess Warrants will not be exercisable within 60 days of August 10, 2005.

(7)	Percentages are based on the total number of shares of our common stock outstanding at August 10, 2005, which was 38,876,062. Shares of our common stock that were not outstanding but could be acquired upon exercise of an option or other convertible security within 60 days of August 10, 2005 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by a particular person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.
OTHER MATTERS
Zix knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of Proxy and voting instructions to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

DOCUMENTS INCORPORATED BY REFERENCE
We furnish our shareholders with annual reports containing audited financial statements and other appropriate reports. We also file annual, quarterly and special reports, proxy statements and other information with the SEC. Instead of repeating information that we have already filed with the SEC, we are allowed to “incorporate by reference” in this Proxy Statement information contained in those documents we have filed with the SEC.
The information incorporated by reference is considered a part of this Proxy Statement, and all information appearing in this Proxy Statement is qualified in its entirely by the information incorporated herein by reference. Information in this Proxy Statement updates and, in some cases, supersedes information incorporated by reference from documents that we have filed with the SEC prior to the date of this Proxy Statement, while information that we file later with the SEC will automatically supplement, update and, in some cases, supersede the information in this Proxy Statement.
The following documents and information we previously filed with the SEC are incorporated by reference into this Proxy Statement:
•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2004;

•	our Current Reports on Form 8-K filed on March 4, 2003, February 10, 2005 (reported under Item 5.02), March 17, 2005, March 29, 2005, April 14, 2005, June 9, 2005, July 26, 2005, August 4, 2005 and August 9, 2005, and a Form 8-K/A filed on August 10, 2005 (in each case, to the extent filed and not furnished); and

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005.
In addition, any documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement and before the date of the special meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.
              At your request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you would like more information, write or call:
Bradley C. Almond
Vice President and Chief Financial Officer
Zix Corporation
2711 North Haskell Avenue, Suite 2200, LB 36
Dallas, Texas 75204-2960
Telephone: (214) 370-2000

WHERE YOU CAN FIND MORE INFORMATION
You may read and copy any reports, statements or other information that Zix files with the SEC directly from the SEC. You may either:
•	read and copy any materials we have filed with the SEC at the SEC’s Public Reference Room maintained at 100 F Street, N.E., Washington, D.C. 20549; or

•	visit the SEC’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC.
              You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated       , 2005. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).
PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. WE WOULD APPRECIATE THE PROMPT RETURN OF YOUR PROXY CARD, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,

Ronald A. Woessner
Senior Vice President, General Counsel and Secretary
Dallas, Texas
September       , 2005

ANNEX A
FORM OF
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made and entered into as of August 9, 2005 (the “Execution Date”), by and among Zix Corporation, a Texas corporation (the “Company”), and each of the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).
RECITALS
     WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to an aggregate of 10,503,862 units (each a “Unit”), each Unit consisting of one share of common stock, par value $.01 per share, of the Company (“Common Stock”) and a five year warrant (a “Warrant”) to purchase one-third of one share of Common Stock, on the terms and conditions set forth in this Agreement; and
     WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).
     NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. AGREEMENT TO PURCHASE AND SELL STOCK.
         (a) Company Authorization. The Company’s Board of Directors has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 10,503,862 shares of Common Stock (the “Purchased Shares”) and up to 3,466,274 Warrants, substantially in the form attached hereto as Exhibit A. Each Warrant shall be exercisable to purchase the number of shares of Common Stock set forth thereon at a price of $3.04 per share of Common Stock (the “Purchased Warrants” and together with the Purchased Shares, the “Purchased Securities”). Subject to their terms and conditions, the Purchased Warrants shall be exercisable at any time and from time to time from and after the six-month anniversary of the Closing Date through and including August 9, 2010.
         (b) Agreement to Purchase and Sell Securities.
               (i) Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to each Purchaser, at the Closing (as defined below), that number of Units (including the Firm Units and Excess Units, each as defined below) set forth opposite such Purchaser’s name on Schedule A attached hereto. The purchase price of each Unit shall be $2.50 (the “Per Unit Price”), except in the case of each Unit purchased by a director or officer of the Company which shall be $2.99 (the “Insider Per Unit Price”) and each shall be payable as hereafter set forth.

               (ii) Notwithstanding anything to the contrary in this Agreement, on the Closing Date, no more than 6,302,318 Units representing 6,302,318 shares of Common Stock (the “Firm Shares”) and associated Warrants (the “Firm Warrants”, and together with the Firm Shares, the “Firm Units”) shall be issued to the Purchasers prior to the Company obtaining shareholder approval to issue to the Purchasers the shares of Common Stock in excess of the Firm Units in accordance with the requirements of NASDAQ Rule 4350(i) and Section 5(d) hereto (the “Shareholder Approval”). Prior to obtaining the Shareholder Approval, the Units to be purchased by the Purchasers (including the Warrants thereto) representing Purchased Shares in excess of the Firm Units (the “Excess Units”) shall not be issued to the Purchasers and instead the proceeds in respect of such Excess Units (the “Excess Funds”) shall be deposited into escrow, in accordance with the terms of an escrow agreement, substantially in the form of Exhibit D hereto (the “Escrow Agreement”). The Excess Funds shall accrue interest from and including the day following the Closing Date to and excluding the date of release in accordance with the terms of the Escrow Agreement at a rate of 7.0% per annum (computed on the basis of a 365-day year). If the Company obtains the Shareholder Approval prior to the Shareholder Approval Date (as defined below), the Excess Funds shall be released to the Company in accordance with the Escrow Agreement, and the Excess Units shall be issued to each of the Purchasers in the amounts set forth on Schedule A hereto, along with such Purchaser’s pro rata share of accrued interest on the Excess Funds to such date, which shall be payable in cash. If the Company does not obtain the Shareholder Approval prior to the Shareholder Approval Date (as defined below), the Excess Funds shall be returned to each of the Purchasers in accordance with the terms of the Escrow Agreement, along with such Purchaser’s pro rata share of accrued interest on the Excess Funds to such date. If the Excess Funds accrue earnings or interest in escrow at a rate less than the rate required by this Section 1(b)(ii), the Company shall promptly pay to the Purchasers any shortfall amount.
         (c) Use of Proceeds. The Company intends to use the net proceeds from the sale of the Purchased Securities for working capital and general corporate purposes as determined by the Company from time to time.
         (d) Obligations Several, Not Joint. The obligations of each Purchaser under this Agreement are several and not joint with respect to the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each of the Purchasers to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
     2. CLOSING. The purchase and sale of the Purchased Securities shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, at 2:00 p.m. Dallas, Texas time, on August 9, 2005, or at such other time and place as the Company and Purchasers representing a majority of the Purchased Securities to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the “Closing”). At the Closing, against delivery of full payment for the Purchased Securities sold hereunder by wire transfer of immediately available funds in accordance with the Company’s instructions; the Company shall issue and deliver to each Purchaser (i) one or more stock certificates registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate and Warrant Questionnaire, attached hereto as Appendix I (the “Stock Certificate Questionnaire”), representing the number of Firm Shares set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(k)(i) herein and (ii) the number of Firm Warrants set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(k)(ii) ; provided, however, that the Company may furnish to each Purchaser a facsimile copy of the warrant representing the Firm Warrant and of the stock certificate(s) representing the Firm Shares purchased by such Purchaser no later than the next Business Day following the Closing Date, with the original warrant and original stock certificate(s) to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date. Closing documents, other than the warrants representing the Firm Warrants and the stock certificates representing the Firm Shares, may be delivered by facsimile on the Closing Date, with original signature pages subsequently sent by overnight courier.
     For purposes of this Agreement, “Closing Date” means the date of the Closing, and “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     3. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth in the SEC Documents (as defined below) and in the Disclosure Letter attached hereto as Exhibit B (the “Disclosure Letter”):
         (a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries (as defined below), taken as a whole.
         (b) Capitalization. The capitalization of the Company is as follows:
               (i) The authorized capital stock of the Company consists of 175,000,000 shares of Common Stock, $.01 par value per share, and 10,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”).

               (ii) As of June 30, 2005, the issued and outstanding capital stock of the Company consisted of 32,424,929 shares of Common Stock and no shares of Preferred Stock. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.
               (iii) As of June 30, 2005, the Company had 10,110,617 shares of Common Stock reserved for issuance upon exercise of options granted under the Company’s stock option plans.
               (iv) As of June 30, 2005, the Company had outstanding options for 8,211,325 shares of Common Stock.
               (v) As of June 30, 2005, the Company had 3,755,370 issued and outstanding warrants for the purchase of shares of Common Stock.
         With the exception of the foregoing in this Section 3(b), there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights to purchase shares of Common Stock or other securities of the Company, or rights that would trigger any anti-dilution or similar adjustments to any securities of the Company, granted to or by the Company, and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.
         (c) Subsidiaries. Except for the Company’s subsidiaries listed in the SEC documents (the “Subsidiaries”), the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity. The Company owns, directly or indirectly, all of the issued and outstanding shares of stock in each of the Subsidiaries. Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of its respective state of incorporation. Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a Material Adverse Effect.
         (d) Due Authorization. All corporate actions on the part of the Company necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of all the Purchased Securities being sold under this Agreement and the Common Stock issuable upon exercise of the Purchased Warrants (the “Warrant Shares”), have been taken and no further consent or authorization of the Company, the Company’s board of directors (the “Board of Directors”) or the Company’s stockholders is required (other than the Shareholder Approval), and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

         (e) Valid Issuance of the Purchased Securities.
               (i) Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to each Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will be free and clear from all liens, claims and encumbrances with respect to the issuance of such Purchased Shares and will not be subject to any pre-emptive rights or similar rights.
               (ii) Purchased Warrants. The Purchased Warrants to be issued pursuant to this Agreement have been duly authorized and, when issued and delivered to each Purchaser against payment therefor in accordance with the terms of this Agreement, will be validly issued and will be free and clear from all liens, claims and encumbrances with respect to the issuance of such Purchased Warrants and will not be subject to any pre-emptive rights or similar rights.
               (iii) Warrant Shares. The issuance of the Warrant Shares issued or issuable from time to time upon the exercise of the Purchased Warrants have been, and at all times prior to such exercise, will be, duly authorized and duly reserved for issuance upon such exercise and payment of the exercise price of the Purchased Warrants and, when issued and delivered to each Purchaser upon exercise against payment therefor in accordance with the terms of the Warrant, will be validly issued, fully paid and non-assessable and will be free and clear from all liens, claims and encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights.
         (f) Compliance with Securities Laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Purchased Securities will be issued and sold to the Purchasers in compliance with (i) the exemption in Rule 506 of Regulation D promulgated under the Securities Act from the registration and prospectus delivery requirements of the Securities Act and (ii) applicable exemptions from the registration and qualification requirements of all applicable securities laws of the states of the United States.
         (g) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance and sale of the Purchased Securities to the Purchasers by the Company or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filings under applicable securities laws required to comply with the Company’s registration obligations under Section 5(a) of this Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Form D relating to the sale of the Purchased Securities pursuant to Regulation D.

         (h) Non-Contravention. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Purchased Securities and the Warrant Shares), do not: (i) contravene or conflict with the articles of incorporation, as amended (the “Articles of Incorporation”), or bylaws, as amended (the “Bylaws”), of the Company or of any Subsidiary; (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any Subsidiary; or (iii) constitute a default (with or without the passage of time or giving of notice or both) or require any consent under, give rise to any right of termination, cancellation or acceleration of, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or the Subsidiaries under, any material contract to which the Company or the Subsidiaries is a party or any permit, license or similar right relating to the Company or the Subsidiaries or by which the Company or the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not be reasonably likely to have a Material Adverse Effect.
         (i) Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened: (i) against the Company or any Subsidiary, their properties or assets, or any officer, director or employee of the Company or any Subsidiary in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any Subsidiary, that would be reasonably likely to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter, challenge or delay the transactions contemplated by this Agreement. The Company is not a party to, nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would reasonably be expected to prevent, enjoin, alter, challenge or delay the consummation of the transactions contemplated by this Agreement or would be reasonably likely to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended ( the “Exchange Act”).
         (j) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of the Articles of Incorporation or the Bylaws. The Company is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Company nor any Subsidiary is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or by which the properties of the Company or any Subsidiary is bound, which default would be reasonably likely to have a Material Adverse Effect or which would be reasonably likely to have a Material Adverse Effect on the transactions contemplated by this Agreement.

         (k) Material Non-Public Information. The Company has not provided, and will not provide, to the Purchasers any material non-public information other than information related to the transactions contemplated by this Agreement, all of which information shall be disclosed by the Company pursuant to Section 9(m) hereof.
         (l) SEC Documents.
               (1) Reports. The Company has filed in a timely manner all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company has made available to the Purchasers prior to the date hereof copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as amended (the “Form 10-K”), its quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005 (the “Form 10-Q”), and any Current Report on Form 8-K for events occurring since December 31, 2004 (“Form 8-Ks”) filed or furnished by the Company with the SEC (the Form 10-K, the Form 10-Q and the Form 8-Ks are collectively referred to herein as the “SEC Documents”). Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.
               (2) Sarbanes-Oxley. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Such certifications contain no qualifications or exceptions to the matters certified therein (other than such qualifications or exceptions that are permitted under the Exchange Act and the rules promulgated thereunder) and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. Without limiting the foregoing, the Company is in compliance with any applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, as amended, that are currently in effect.
               (3) Financial Statements. The consolidated financial statements of the Company included in the SEC Documents (1) comply as to form in all material respects with the rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) present fairly, in all material respects, in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied, the consolidated financial position of the Company as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited consolidated financial statements for interim periods, to normal, immaterial year-end audit adjustments.

         (m) Absence of Certain Changes Since the Balance Sheet Date. Except as disclosed in the SEC Documents, since the filing of the Company’s most recent Form 10-K with the SEC, the business and operations of the Company and the Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:
               (i) any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of the Company’s capital stock;
               (ii) any damage, destruction or loss to the Company’s or any Subsidiary’s business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;
               (iii) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;
               (iv) any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any Subsidiary or any of their assets or properties is bound or subject;
               (v) any transaction between the Company or any Subsidiary, on the one hand, and any of its officers or directors, on the other hand, that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC;
               (vi) any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or
               (vii) any other event or condition, either individually or collectively, that has had, or would be reasonably likely to have, a Material Adverse Effect.
         (n) Intellectual Property. The Company and its Subsidiaries own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, licenses, copyrights or other information (collectively, “Intellectual Property”) which are used to conduct their businesses as currently conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company’s and each of the Subsidiaries’ knowledge, none of the patent rights owned or licensed by the Company or the Subsidiaries are unenforceable or invalid.

         (o) Registration Rights. Except as provided in Section 5 herein, effective upon the Closing, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority that have not previously been satisfied.
         (p) Title to Property and Assets. The properties and assets of the Company and the Subsidiaries are owned by the Company or the Subsidiaries free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and the Subsidiaries as currently conducted. With respect to the property and assets it leases, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.
         (q) Taxes. The Company and the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and has paid or accrued all taxes due.
         (r) Internal Accounting Controls. The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
         (s) Market. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Purchased Securities.
         (t) Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.
         (u) Application of Anti-Takeover Provisions. There is no control share acquisition, business combination, poison pill or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Company Shares and Warrant Shares.
         (v) General Solicitation. Neither the Company nor any other Person (as defined below) authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Purchased Securities. For purposes of this Agreement, “Person” means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
         (w) Registration Statement Matters. The Company currently meets the eligibility requirements for use of a Form S-3 Registration Statement for the resale of the Registrable Shares (as defined below) by the Purchasers. Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix II (the “Registration Statement Questionnaire”), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares.
         (x) No Integrated Offering. Neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act, any applicable state securities laws or any applicable stockholder approval provisions, nor will the Company take any action or steps that would cause the offering of the Purchased Securities to be integrated with other offerings.
         For purposes of this Agreement, an “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
         (y) Trading and Registration Matters. The Common Stock of the Company is eligible for trading on The NASDAQ National Market under the ticker symbol “ZIXI”. The Company has taken no action designed to terminate, or likely to have the effect of terminating, the listing of the Common Stock on the NASDAQ National Market.
     4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees that:
         (a) Organization. Such Purchaser has all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.
         (b) Due Authorization. All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of such Purchaser necessary for the authorization, execution, delivery of and the performance of all obligations of such Purchaser under this Agreement have been taken and no further consent or authorization of such Purchaser is necessary, and this Agreement constitutes such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.
         (c) Non-Contravention. The execution, delivery and performance of this Agreement by such Purchaser, and the consummation by such Purchaser of the transactions contemplated hereby, do not: (i) contravene or conflict with the organizational documents of such Purchaser; or (ii) constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to such Purchaser, except in the case of clause (ii), for such violations, breaches or defaults as would not be reasonably likely to have a material adverse effect on such Purchaser.
         (d) Litigation. There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.
         (e) Purchase for Own Account. The Purchased Securities are being acquired for investment for such Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act. Such Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities. Such Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Purchased Securities. Notwithstanding the foregoing, the parties hereto acknowledge such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.
         (f) Investment Experience. Such Purchaser understands that the purchase of the Purchased Securities involves substantial risk. Such Purchaser has experience as an investor in securities of companies and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.
         (g) Accredited Purchaser Status. Such Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
         (h) Reliance Upon Purchaser’s Representations. Such Purchaser understands that the sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.
         (i) Receipt of Information. Such Purchaser has (i) had access to the Company’s SEC Documents and (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities.
         (j) Restricted Securities and Restrictions on Transfer.
               (i) Such Purchaser understands that the Purchased Securities and the Warrant Shares have not been registered under the Securities Act and will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities or the Warrant Shares (except as permitted in Section 4(k) below) unless (A) pursuant to an effective registration statement under the Securities Act, (B) such Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Purchased Securities or the Warrant Shares, as the case may be, may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (C) such Purchaser provides the Company a “no action” letter from the SEC to the effect that the transfer of the Purchased Securities or the Warrant Shares, as the case may be, without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (D) such Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Securities or the Warrant Shares, as the case may be, can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), (E) such Purchaser provides the Company with reasonable assurances (in the form of seller representation letters) that the Purchased Securities or the Warrant Shares, as the case may be, can be sold pursuant to Rule 144(k) promulgated under the Securities Act following the applicable holding period or (F) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company. Notwithstanding anything to the contrary contained in this Agreement, including but not limited to in Section 5(c)(i) below, such Purchaser may transfer the Purchased Securities or the Warrant Shares to its Affiliates provided that (X) such Purchaser provides the Company with a reasonably acceptable legal opinion, (Y) such Affiliate is an “accredited investor” within the meaning of Regulation D and (Z) each such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in Section 4 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.
               (ii) Prior to any proposed transfer pursuant to clause (B), (C), (D), (E) or (F) in Section 4(j)(i) above, such Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, “no action” letter or seller and broker representation letters.
               (iii) Notwithstanding the foregoing provisions of this Section 4(j), no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Purchased Securities or the Warrant Shares (A) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (B) by a Purchaser that is a limited liability company to a member of such limited liability company, (C) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (D) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member’s spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.
         (k) Legends.
               (i) Such Purchaser agrees that, to the extent necessary, the certificates for the Purchased Shares and the Warrant Shares shall bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
     Certificates evidencing the Purchased Shares and the Warrant Shares shall not contain any legend, (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Purchased Shares or the Warrant Shares pursuant to Rule 144, (iii) if such Purchased Shares or the Warrant Shares are eligible for sale under Rule 144(k) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which the Registration Statement is declared effective (the “Effective Date”) if such legal opinion is required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Purchased Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4(k), it will, no later than five (5) Business Days following the delivery by a Purchaser to the Company or to the Company’s transfer agent of a certificate representing Purchased Shares or the Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Shares or the Warrant Shares, as the case may be, that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(j) or this Section 4(k).
     Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing the Purchased Shares or the

Warrant Shares as set forth in this Section 4(k) is predicated upon such Purchaser’s covenant that such Purchaser only will sell any Purchased Shares or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.
     In addition, such Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.
               (ii) Such Purchaser agrees that the Purchased Warrants shall bear the following legend:
“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”
         (l) Questionnaires. Such Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Statement Questionnaire for use in preparation of the Registration Statement (as defined in Section 5(a) below), and the answers to such questionnaires are true and correct as of the date of this Agreement; provided, that such Purchaser shall be entitled to update such information by providing written notice thereof to the Company before the effective date of the Registration Statement.
         (m) Restrictions on Short Sales. Neither such Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Purchased Securities, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has or will, directly or indirectly, during the period beginning on the date on which C.E. Unterberg, Towbin, financial advisor to the Company, first contacted such Purchaser regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report of Form 8-K required by Section 9(m), engage in (1) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities or the Warrant Shares by such Purchaser or (2) any hedging transaction which establishes a net short position with respect to the Purchased Securities (clauses (1) and (2) together, a “Short Sale”); except for (A) Short Sales by such Purchaser or Affiliate of such Purchaser which was, prior to the date on which such Purchaser was first contacted by C.E. Unterberg, Towbin regarding the transactions contemplated by this Agreement, a market maker for the Common Stock, provided that such Short Sales are in the ordinary course of business of such Purchaser or Affiliate of such Purchaser and are in compliance with the Securities Act, the rules and regulations of the Securities Act and such other securities laws as may be applicable, (B) Short Sales by such Purchaser or an Affiliate of such Purchaser which by virtue of the procedures of such Purchaser are made without knowledge of the transactions contemplated by this Agreement or (C) Short Sales by the Purchaser or an Affiliate of such Purchaser to the extent that such Purchaser or Affiliate of such Purchaser is acting in the capacity of a broker-dealer executing unsolicited third-party transactions.
         (n) Independent Investment. Such Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding or disposing of any of the Purchased Securities or the Warrant Shares for purposes of Section 13(d) of the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Purchased Securities.
         (o) Confidentiality. Such Purchaser agrees to use any information it receives in the course of and in connection with the transactions contemplated under this Agreement for the sole purpose of evaluating a possible investment in the Purchased Securities and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company or any of its Affiliates in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of such Purchaser, (ii) was already known to such Purchaser prior to its disclosure by the Company or any of its Affiliates to the Purchaser, as evidenced by documentation or other evidence reasonably satisfactory to the Company, (iii) is or becomes available to such Purchaser on a non-confidential basis from a source other than the Company or any of its Affiliates (so long as such Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by such Purchaser’s personnel without access to or use of the confidential information received from the Company or any of its Affiliates, as evidenced by documentation or other evidence reasonably satisfactory to the Company or (v) is legally required to be disclosed by such Purchaser under operation of law or judicial or other governmental order; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense.

     5. FORM D FILING; REGISTRATION; COMPLIANCE WITH THE SECURITIES ACT; NO NASDAQ REQUIREMENTS.
         (a) Form D Filing; Registration of the Purchased Securities and Warrant Shares. The Company hereby agrees that it shall:
               (i) file in a timely manner a Form D relating to the sale of the Purchased Securities under this Agreement, pursuant to Regulation D;
               (ii) prepare and file with the SEC as soon as practicable and in no event later than thirty (30) days following the Closing Date the (“Required Filing Date”), a registration statement on Form S-3 or such other form that is available to the Company under the Securities Act (the “Registration Statement”), to enable the resale of the Purchased Shares and the Warrant Shares (together with any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Purchased Shares or the Warrant Shares, the “Registrable Shares”) by the Purchasers from time to time. The Company shall use its commercially reasonable efforts to cause the Registration Statement (x) to be declared effective as promptly as possible after filing, but in any event, no later than the 120th day following the Closing Date (the “Required Effective Date”), and (y) to remain continuously effective until the earlier of (1) the second anniversary of the effective date of the Registration Statement, (2) the date on which all Registrable Shares purchased by the Purchasers pursuant to this Agreement have been sold thereunder or (3) the date on which the Registrable Shares become eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act (the “Registration Period”); provided, however, that if any Purchaser is an “affiliate” of the Company (as defined in Rule 144(a)(1) of the Securities Act) on the second anniversary of the effective date of the Registration Statement, the applicable time period for purposes of clause (1) above shall be the third anniversary of the effective date of the Registration Statement. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will use its commercially reasonable efforts to cause the Registration Statement to become effective within five (5) Business Days after such SEC notification;
               (iii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus (as defined below) used in connection therewith as may be necessary to keep the Registration Statement effective at all times until the end of the Registration Period;
               (iv) furnish to the Purchasers, with respect to the Registrable Shares registered under the Registration Statement, such reasonable number of copies of any prospectus in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request in writing, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Purchasers;
               (v) use its commercially reasonable efforts to file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (vi) promptly notify the Purchasers in writing of the effectiveness of the Registration Statement on the same day the Registration Statement has been declared effective;
               (vii) promptly notify the Purchasers in writing of the existence of any fact or the happening of any event, during the Registration Period (but not as to the substance of any such fact or event), that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make such statements not misleading; provided, however, that no notice by the Company shall be required pursuant to this subsection (vii) in the event that the Company either contemporaneously files a prospectus supplement to update the Prospectus or, if applicable, a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such material event that results in such Registration Statement no longer containing any such untrue or misleading statements;
               (viii) furnish to each Purchaser upon written request, from the date of this Agreement until the end of the Registration Period, one copy of its periodic reports filed with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder; and
               (ix) bear all expenses in connection with the procedures described in paragraphs (i) through (viii) of this Section 5(a) and the registration of the Registrable Shares pursuant to the Registration Statement, other than fees and expenses, if any, of legal counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.
     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5(a) with respect to Registrable Shares held by a Purchaser that such Purchaser shall timely furnish to the Company a completed Registration Statement Questionnaire on or before the Closing Date and such other written information regarding such Purchaser, the Registrable Shares to be sold by such Purchaser and the intended method of disposition of the Registrable Shares as the Company may deem necessary or advisable to effect the registration of the Registrable Shares. The Purchasers shall update such information as and when necessary by written notice to the Company.
         (b) Liquidated Damages.
               (i) Delay in Filing or Effectiveness of Registration Statement. In the event that the Registration Statement is not (A) filed by the Required Filing Date or (B) declared effective by the Required Effective Date, the Company shall pay to each Purchaser (except for any Purchaser whose failure to provide information as required hereunder causes a delay in filing or obtaining effectiveness) liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased by such Purchaser pursuant to this Agreement for the period from and including the first day following the Required Filing Date or Required Effective Date, as the case may be, until, but excluding, the actual filing date or the date the SEC declares the Registration Statement effective, as the case may be. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the Required Filing Date or Required Effective Date, as the case may be.
               (ii) Lapse in Effectiveness of Registration Statement. In the event that the Registration Statement is filed and declared effective but, during the Registration Period, the Registration Statement ceases to be effective or useable or the prospectus included in the Registration Statement (the “Prospectus”, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such Prospectus) ceases to be usable, in either case, in connection with resales of Registrable Shares, without such lapse being cured within fifteen (15) Business Days (the “Cure Period”) by a post-effective amendment to the Registration Statement, a supplement to the Prospectus or a report filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such lapse, then the Company shall pay to each Purchaser liquidated damages (in addition to the rights and remedies available to each Purchaser under applicable law and this Agreement), for the period from and including the first day following the expiration of the Cure Period until, but excluding, the earlier of (1) the date on which such failure is cured and (2) the date on which the Registration Period expires, at a rate equal to one percent (1%) per month (pro rata on a 30-day basis) of the total purchase price of the Purchased Securities purchased and still held by such Purchaser pursuant to this Agreement. Such liquidated damages shall be payable in cash within ten (10) days of the end of each one (1) month anniversary of the expiration of the Cure Period.
         (c) Transfer of Registrable Shares After Registration; Suspension.
               (i) The Purchasers agree that they will not offer to sell or make any sale, assignment, pledge, hypothecation or other transfer with respect to the Registrable Shares that would constitute a sale within the meaning of the Securities Act except pursuant to either (1) the Registration Statement in the manner described in the “Plan of Distribution” therein, (2) Rule 144 of the Securities Act or (3) any other exemption from registration under the Securities Act, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Purchaser or its plan of distribution to the extent required by applicable law.
               (ii) In addition to any suspension rights under paragraph (iii) below, upon the happening of any pending corporate development, public filing with the SEC or similar event that, in the good faith judgment of the Board of Directors, renders it advisable to suspend the use of the Prospectus or upon the reasonable request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may suspend use of the Prospectus on written notice to each Purchaser (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Purchaser shall discontinue any disposition of Registrable Shares covered by the Registration Statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Purchasers or until the Purchasers are advised in writing by the Company that sales of Registrable Shares under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. Any such suspension under this paragraph (ii) shall not exceed sixty (60) days in any one hundred-eighty (180) day period or ninety (90) days in any twelve-month period. The suspension and notice thereof described in this Section 5(c)(ii) shall be held by each Purchaser in strictest confidence and shall not be disclosed by such Purchaser.
               (iii) Subject to paragraph (iv) below, in the event of: (1) any request by the SEC or any other federal or state governmental authority during the Registration Period for amendments or supplements to a Registration Statement or related prospectus or for additional information; (2) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (3) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (4) any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Purchasers (the “Suspension Notice”) to the effect of the foregoing (which notice will not disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Purchasers will discontinue disposition of Registrable Shares covered by to the Registration Statement or Prospectus (a “Suspension”) until the Purchasers’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Purchasers are advised in writing by the Company that the current Prospectus may be used and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Purchasers. The Suspension and Suspension Notice described in this Section 5(c)(iii) shall be held in strictest confidence by each Purchaser and shall not be disclosed by such Purchaser.
               (iv) Provided that a Suspension is not then in effect, the Purchasers may sell Registrable Shares under the Registration Statement, provided that the selling Purchaser arranges for delivery of a current Prospectus to the transferee of such Registrable Shares to the extent such delivery is required by applicable law.
               (v) In the event of a sale of Registrable Shares by a Purchaser, such Purchaser must also deliver to the Company’s transfer agent, with a copy to the Company, a certificate of subsequent sale reasonably satisfactory to the Company, so that ownership of the Registrable Shares may be properly transferred. The Company will cooperate to facilitate the timely preparation and delivery of certificates (unless otherwise required by applicable law) representing Registrable Shares sold.

         (d) Shareholder Vote; Filing of Proxy Statement. The Company shall seek, and use its best efforts to obtain, the Shareholder Approval on or before the 105th day following the Closing Date (the “Shareholder Approval Date”). The Company shall call a special meeting of its shareholders (the “Shareholder Meeting”), shall prepare and file with the SEC as soon as practical, but in no event later than thirty (30) days after the Closing Date, preliminary proxy materials that meet the requirements of Section 14 of the Exchange Act and the SEC’s rules and regulations thereunder and which shall set forth a proposal to seek the Shareholder Approval. The Board of Directors shall recommend approval thereof by the Company’s shareholders. The Purchasers may not vote any of the Firm Shares on the proposal to obtain the Shareholder Approval. The Company shall mail and distribute its proxy materials for the Shareholder Meeting to its stockholders at least 30 days prior to the date of the Shareholder Meeting, shall actively solicit proxies to vote for the Shareholder Approval and, prior to mailing such proxy materials to its stockholders, shall retain a proxy solicitation firm of recognized national standing to assist in the solicitation. The Company shall furnish (which may be by e-mail) to the Purchasers and its legal counsel a copy of its definitive proxy materials for the Shareholder Meeting and any amendments or supplements thereto promptly after the same are first used, mailed to shareholders or filed with the SEC, shall inform the Purchasers of the progress of solicitation of proxies for such meeting, shall inform the Purchasers of any adjournment of the Shareholder Meeting and shall report the result of the vote of stockholders on such proposition at the conclusion of the Shareholder Meeting.
         (e) Indemnification. For the purpose of this Section 5(e), the term “Registration Statement” shall include any preliminary or final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5(a).
               (i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Purchasers, their respective officers, directors, agents and employees, and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers, such officers, directors, agents or employees, or such controlling persons may become subject, under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, and will reimburse each Purchaser, each of its respective directors, officers, agents and employees, and each such controlling person for any reasonable out-of-pocket legal and other expenses incurred by such Purchaser, such directors, officers, agents or employees, or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of or is based upon (1) an untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, the Prospectus or any amendment to or supplement of the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser demanding such indemnification expressly for use in the Registration Statement or the Prospectus, (2) the failure of such Purchaser to comply with the covenants and agreements contained in this Agreement respecting resale of the Purchased Securities or the Warrant Shares or (3) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser before the pertinent sale or sales by such Purchaser.
               (ii) Indemnification by each Purchaser. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Company’s directors, officers, agents and employees, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, the Company’s directors, officers, agents or employees, or any controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and such Purchaser will reimburse the Company, each of its directors, officers, agents and employees, and any controlling persons for any reasonable legal and other expenses incurred by the Company, its directors, officers, agents or employees, or any controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that such Purchaser shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission with respect to which such Purchaser has delivered to the Company in writing a correction of such untrue or alleged untrue statement or omission or alleged omission, before the occurrence of the event from which such loss, claim, damage, liability or expense was incurred. Notwithstanding the provisions of this Section 5(e), such Purchaser shall not be liable for any indemnification obligation under this Agreement in excess of the aggregate amount of net proceeds received by such Purchaser from the sale of the Registrable Shares pursuant to the Registration Statement.
               (iii) Indemnification Procedure.
                      (1) Promptly after receipt by an indemnified party under this Section 5(e) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5(e), promptly notify the indemnifying party in writing of the claim and provide to the indemnifying party copies of all written documents relating to such threatened or commenced action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 5(e) or otherwise, to the extent it is not prejudiced as a result of such failure.
                      (2) In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5(e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:
                           a) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably approved by such indemnifying party, representing all of the indemnified parties who are parties to such action); or
                           b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action against the indemnified party, in each of which cases the reasonable out-of-pocket fees and expenses of counsel for the indemnified party shall be at the expense of the indemnifying party.
               (iv) Contribution. If the indemnification provided for in this Section 5(e) is required by its terms but is for any reason held to be unavailable to, or is otherwise insufficient to hold harmless, an indemnified party under this Section 5(e) with respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement:
                      (1) in such proportion as is appropriate to reflect the relative faults of the Company and the Purchasers in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, or
                      (2) if the allocation provided by clause (1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative faults referred to in clause (1) above but also the relative benefits received by the Company and the Purchasers from the sale of the Purchased Securities.
     The respective relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount to which the consideration paid by such Purchaser to the Company pursuant to this Agreement for the Registrable Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Registrable Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(e)(iii), any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such action or claim. The provisions set forth in Section 5(e)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5(e)(iv); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 5(e)(iii) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 5(e)(iv) were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 5(e)(iv), no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 5(e)(iv) are several and not joint..
         (f) Rule 144 Information. For two years after the date of this Agreement, the Company shall file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and shall take such further action to the extent required to enable the Purchasers to sell the Purchased Securities pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).
         (g) Substitution of Escrow Agent. If the Company (i) gives notice of removal to the Escrow Agent (as defined in the Escrow Agreement) or (ii) receives a notice of resignation from the Escrow Agent, the Company will promptly provide notice of such removal or resignation to the Purchasers. If the Escrow Agent is removed or resigns as Escrow Agent under the Escrow Agreement, the Company agrees to appoint a nationally recognized banking or financial institution, having a trust office in Houston, Texas or New York, New York, as the successor escrow agent under the Escrow Agreement.
     6. ADVISORY FEE. The Purchasers acknowledge that the Company intends to pay to C.E. Unterberg, Towbin, as financial advisor, a fee in respect of the sale of the Purchased Securities. Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers. The Company shall indemnify and hold harmless the Purchasers from and against all fees, commission or other payments owing by the Company to C.E. Unterberg, Towbin or any other Person acting on behalf of the Company hereunder. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company from and against all fees, commission or other payments owing by such Purchasers to any Person, other than C.E. Unterberg, Towbin, acting on behalf of the Purchasers hereunder.
     7. CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING. The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
         (a) Representations and Warranties True. Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representation or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).
         (b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 2 hereof, the Company may furnish to each Purchaser a facsimile copy of the warrant representing the Purchased Warrant and of the stock certificate(s) representing the Purchased Shares purchased by such Purchaser no later than the next Business Day following the Closing Date, with the original stock certificate(s) to be delivered to such Purchaser by overnight courier no later than the third (3rd) Business Day following the Closing Date.
         (c) Company Compliance Certificate. The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 7(a) and 7(b) hereof have been fulfilled.
         (d) Agreements. The Company shall have executed and delivered to the Purchasers this Agreement and the Escrow Agreement.

         (e) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
         (f) Good Standing Certificate. The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Texas, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.
         (g) Secretary’s Certificate. The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company’s Secretary, dated as of the Closing Date, attaching and certifying to the truth and correctness of (1) the Articles of Incorporation, (2) the Bylaws and (3) the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement.
         (h) Opinion of Company Counsel. The Purchasers will have received opinions, on behalf of the Company, substantially in the form attached hereto as Exhibit C and dated as of the Closing Date, from (i) Baker Botts L.L.P., counsel to the Company, and (ii) Ron Woessner, the Company’s General Counsel.
         (i) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
         (j) Other Actions. The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.
     8. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING. The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
         (a) Representations and Warranties True. Each of the representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).
         (b) Performance. The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

         (c) Agreements. Each Purchaser shall have executed and delivered to the Company this Agreement and Appendix I and II hereto.
         (d) Securities Exemptions. The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
         (e) Payment of Purchase Price. The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).
         (f) No Statute or Rule Challenging Transaction. No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.
         (g) Other Actions. The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.
     9. MISCELLANEOUS.
         (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser holding Purchased Shares and Warrant Shares (excluding any Purchased Shares or Warrant Shares sold to the public pursuant to Rule 144 or otherwise). Any Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.
         (b) Governing Law. This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

         (c) Survival. The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until the second (2nd) anniversary of the Closing Date.
         (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
         (e) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.
         (f) Notices. Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile directed (A) if to any Purchaser, at such Purchaser’s address or facsimile number set forth on Schedule A to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (b) if to the Company, to its address or facsimile number set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers. All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer, if faxed.
If to the Company:
Zix Corporation
2711 N. Haskell Avenue
Suite 2300, LB36
Dallas, Texas 75204-2960
Attn: Ronald A. Woessner, General Counsel
Facsimile: 214.515.7385
with a copy to:
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Attn: Sarah Rechter
Facsimile: 214.661.4419
         (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Purchased Shares and Warrant Shares then outstanding (excluding any shares then already sold to the public pursuant to Rule 144 or otherwise); provided, however, that if the amendment or waiver would materially change or adversely affect the rights or obligations of any Purchaser under this Agreement, the written consent of the Company and each Purchaser holding Purchased Shares and Warrant Shares (excluding any Purchased Shares or Warrant Shares sold to the public pursuant to Rule 144 or otherwise) shall be required to effect such amendment or waiver. Any amendment effected in accordance with this Section 9(g) will be binding upon the Purchasers, the Company and their respective successors and assigns.
         (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.
         (i) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.
         (j) Further Assurances. From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
         (k) Meaning of Include and Including. Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.
         (l) Fees, Costs and Expenses. Except as otherwise provided for in this Agreement, all fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement and the exhibits and schedules hereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party.
         (m) 8-K Filing and Publicity. As soon as practicable following the execution of this Agreement, but in no event later than 8:30 a.m., eastern time, on the day following the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the “8-K Filing” including all attachments). Neither the Company nor any Purchaser shall issue any press releases or any other public statements (other than any filings required pursuant to applicable securities laws) with respect to the transactions contemplated by this Agreement; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law.
         (n) Waivers. No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
         (o) Stock Splits, Dividends and other Similar Events. The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.
         (p) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

ZIX CORPORATION
By:
	Name:	Brad Almond
	Title:	Chief Financial Officer

[PURCHASER SIGNATURE PAGES TO FOLLOW]
Signature Page to Securities Purchase Agreement

SIGNATURE PAGE TO
SECURITIES PURCHASE AGREEMENT
DATED AS OF AUGUST 9, 2005
BY AND AMONG
ZIX CORPORATION
AND EACH PURCHASER NAMED THEREIN
     The undersigned hereby executes and delivers to Zix Corporation, the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Purchased Shares Purchased:

Number of Purchased Warrants Purchased :

Total Number of Units Purchased:

“Purchaser”

Signature:

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Tax ID Number:
Signature Page to Securities Purchase Agreement

ANNEX B
FORM OF WARRANT
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.
ZIX CORPORATION
WARRANT

Warrant No. 2005-[ ]	Dated: August 9, 2005
     Zix Corporation, a Texas Corporation (the “Company”), hereby certifies that, for value received, [                    ] or its registered assigns (including permitted transferees, the “Holder”), is entitled to purchase from the Company up to a total of [          ] shares (as adjusted from time to time as provided in Section 9) of Common Stock (as defined below) (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $3.04 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the six-month anniversary of the Original Issue Date through and including August 9, 2010 (the “Expiration Date”), and subject to the following terms and conditions. This Warrant is one of a series of similar warrants (the “Warrants”) issued pursuant to that certain Securities Purchase Agreement, dated as of the Original Issue Date, by and among the Company, the Holder and certain other purchasers listed on Schedule A thereto (the “Purchase Agreement”), providing for the issuance and sale of Common Stock and Warrants by the Company to the Holder and such other investors.
     1. Definitions. The capitalized terms used herein and not otherwise defined shall have the meanings set forth below:
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” as used with respect to any person or entity means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
     “Common Stock” means the Common Stock of the Company, par value $.01 per share, as constituted on the Original Issue Date.
     “Company Offer” means any tender offer (including exchange offer), as amended from time to time, made by the Company or any of its subsidiaries for the purchase (including the acquisition pursuant to an exchange offer) of all or any portion of the outstanding shares of Common Stock, except as permitted pursuant to Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange or Nasdaq.
     “Market Price” means, as to any security, (i) if the principal trading market for such security is an exchange, the average of the last reported sale prices per share for the last five previous Trading Days in which a sale was reported, as officially reported on any consolidated tape, (ii) if clause (i) is not applicable, the average of the closing bid price per share for the last five previous Trading Days as set forth by Nasdaq or on the OTC Bulletin Board or (iii) if clauses (i) and (ii) are not applicable, the average of the closing bid price per share for the last five previous Trading Days as set forth in the National Quotation Bureau sheet listing for such security. Notwithstanding the foregoing, if there is no reported sales price or closing bid price, as the case may be, on any of the ten Trading Days preceding the event requiring a determination of Market Price hereunder, then the Market Price shall be determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.
     “Nasdaq” means the Nasdaq SmallCap Market or Nasdaq National Market.
     “Original Issue Date” means August 9, 2005.
     “Other Securities” refers to any capital stock (other than Common Stock) and other securities of the Company or any other Person which the Holder of this Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 9 hereof or otherwise.
     “Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Registration Statement” shall have the meaning set forth in the Purchase Agreement.
     “Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on any Eligible Market or (b) if the Common Stock is not then quoted and traded on any Eligible Market, then a day on which trading occurs on Nasdaq (or any successor thereto).
     “Transfer Agent” shall mean Computershare Investor Services, LLC or such other Person as the Company may appoint from time to time.
     “Warrant Shares” shall initially mean shares of Common Stock and, in addition, may include Other Securities and Distributed Property (as defined in Section 9(d)) issued or issuable from time to time upon exercise of this Warrant.

     2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Appendix A duly completed and signed, to the Company at its address specified herein. Upon any such registration and transfer, a new warrant in substantially the form of a Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. Each New Warrant evidencing the Warrant so transferred shall bear the appropriate restrictive legend set forth in Section 4(k)(ii) of the Purchase Agreement. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant, and such transferee shall be subject to the terms and conditions of the Purchase Agreement, including, without limitation, the restrictions on transfer set forth in Section 4(j) of the Purchase Agreement.
     4. Exercise and Duration of Warrant.
          (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on and after the six-month anniversary of the Original Issue Date through and including the Expiration Date. At 5:00 P.M., Dallas, Texas time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value, regardless of whether this Warrant shall be returned to the Company.
          (b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto as Appendix B (the “Exercise Notice”), appropriately completed and duly signed and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (as set forth in Section 4(c) below), and the date such items are received by the Company is an “Exercise Date.” Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.
          (c) The Holder shall pay the Exercise Price (i) in cash, by certified bank check payable to the order of the Company or by wire transfer of immediately available funds in accordance with the Company’s instructions or (ii) if at any time on or after the six-month anniversary of the Original Issue Date, (x) there is no effective Registration Statement registering the resale of the Warrant Shares by the Holder and (y) the Market Price exceeds the Exercise Price, by means of a “cashless exercise”, by presenting and surrendering to the Company this Warrant, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X	=	Y [(A-B)/A]

where:

X	=	the number of Warrant Shares to be issued to the Holder upon such cashless exercise;

Y	=	the number of Warrant Shares with respect to which this
Warrant is being exercised;

A	=	the Market Price on the Exercise Date; and

B	=	the Exercise Price.
          (d) If an exercise of this Warrant is to be made in connection with a registered public offering or sale of the Company, such exercise may, at the election of the Holder, be conditioned on the consummation of the public offering or sale of the Company, in which case such exercise shall not be deemed effective until the consummation of such transaction.
     5. Delivery of Warrant Shares.
          (a) Upon exercise of this Warrant, the Company shall promptly, but in no event later than the third (3rd) Trading Day following such exercise, issue or cause to be issued and deliver or cause to be delivered to the Holder, in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise bearing (only if such legend is required by applicable law) the restrictive legend set forth in Section 4(k)(i) of the Purchase Agreement. The Holder, or any Person so designated by the Holder to receive the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date.
          (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
     6. Charges, Taxes and Expenses.
          (a) Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
          (b) Notwithstanding any other provision of this Warrant, for income tax purposes, the Holder and any assignee or transferee thereof shall agree that the Company and the Transfer Agent shall be permitted to withhold from any amounts payable to the Holder or such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, the Holder and each assignee or transferee thereof shall execute and deliver to the Company or the Transfer Agent, as applicable, properly completed Form W-8 or W-9, indicating that the Holder or such assignee or transferee is not subject to back-up withholding for United Stated federal income tax purposes. If such form is not delivered pursuant to the preceding sentence, the Holder, assignee or transferee, as the case may be, shall have the burden of proving to the Company’s reasonable satisfaction that it is exempt from such requirement.
     7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.
     8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from all taxes, liens, claims, encumbrances with respect to the issuance of such Warrant Shares and will not be subject to any pre-emptive rights or similar rights (taking into account the adjustments and restrictions of Section 9 hereof). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued, fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed or quoted, as the case may be.
     9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.
          (a) Dividends. If the Company, at any time while this Warrant is outstanding, pays a dividend on its Common Stock payable in additional shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day after the record date for the determination of stockholders entitled to receive such dividend or distribution and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, any such adjustment shall become effective as of the time of actual payment of such dividends or distribution.

          (b) Stock Splits. If the Company, at any time while this Warrant is outstanding, (i) subdivides outstanding shares of Common Stock into a larger number of shares, or (ii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction, (A) the numerator of which shall be the number of shares of Common Stock outstanding immediately before such event and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment pursuant to this Section 9(b) shall become effective immediately after the effective date of such subdivision or combination.
          (c) Reclassifications. A reclassification of the Common Stock (other than any such reclassification in connection with a merger or consolidation to which Section 9(e) applies) into shares of any other class of stock shall be deemed:
                    (i) a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock for the purposes and within the meaning of this Section 9; and
                    (ii) if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock for the purposes and within the meaning of Section 9(b).
          (d) Other Distributions. If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution (and the Exercise Price thereafter applicable) shall be adjusted (effective on and after such record date) to equal the product of such Exercise Price multiplied by a fraction, (A) the numerator of which shall be Market Price on such record date less the then fair market value per share of the Distributed Property distributed in respect of one outstanding share of Common Stock, which, if the Distributed Property is other than cash or marketable securities, shall be as determined in good faith by the Board of Directors of the Company, and (B) the denominator of which shall be the Market Price on such record date.
          (e) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions or (iii) there shall occur any merger of another Person into the Company whereby the Common Stock is cancelled, converted or reclassified into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, as a condition to the consummation of such Fundamental Transaction, the Company shall (or, in the case of any Fundamental Transaction in which the Company is not the surviving entity, the Company shall take all reasonable steps to cause such other Person to) execute and deliver to each Holder of Warrants a written instrument providing that:
                    (x) so long as any Warrant remains outstanding on such terms and subject to such conditions as shall be as nearly equivalent as may be practicable to the provisions set forth in this Warrant, each Warrant, upon the exercise thereof at any time on or after the consummation of such Fundamental Transaction, shall be exercisable into, in lieu of Common Stock issuable upon such exercise prior to such consummation, the securities or other property (the “Substituted Property”) that would have been received in connection with such Fundamental Transaction by a holder of the number of shares of Common Stock into which such Warrant was exercisable immediately prior to the consummation of such Fundamental Transaction, assuming such holder of Common Stock:
                              (A) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an Affiliate of a Constituent Person; and
                              (B) failed to exercise such Holder’s rights of election, if any, as to the kind or amount of securities, cash and other property receivable in connection with such Fundamental Transaction (provided, however, that if the kind or amount of securities, cash or other property receivable in connection with such Fundamental Transaction is not the same for each share of Common Stock held immediately prior to such Fundamental Transaction by a Person other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (a “Non-Electing Share”), then, for the purposes of this Section 9(e), the kind and amount of securities, cash and other property receivable in connection with such Fundamental Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares); and
                    (y) the rights and obligations of the Company (or, in the event of a transaction in which the Company is not the surviving Person, such other Person) and the Holders in respect of Substituted Property shall be as nearly equivalent as may be practicable to the rights and obligations of the Company and Holders in respect of Common Stock hereunder.
     Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 9. The above provisions of this Section 9(e) shall similarly apply to successive Fundamental Transactions.
          (f) Adjustment of Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) through (d) of this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price payable for the Warrant Shares immediately prior to such adjustment.
          (g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          (h) Adjustments. Notwithstanding any provision of this Section 9, no adjustment of the Exercise Price shall be required if such adjustment is less than $0.05; provided, however, that any adjustments which by reason of this Section 9(h) are not required to be made shall be carried forward and taken into account for purposes of any subsequent adjustment.
          (i) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company will promptly deliver to the Holder a certificate executed by the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring such adjustment and the method by which such adjustment was calculated, the adjusted Exercise Price and the adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable). The Company will retain at its office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by the Holder or any prospective purchaser of the Warrant designated by the Holder.
          (j) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary of the Company, (ii) authorizes, approves, enters into any agreement contemplating, or solicits stockholder approval for, any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction and the Company will take all steps reasonably necessary in order to ensure that the Holder is given the practical opportunity to exercise this Warrant prior to such time; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     10. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall make a cash payment to the Holder equal to (a) such fraction multiplied by (b) the Market Price on the Exercise Date of one full Warrant Share.
     11. Restricted Securities. The Holder represents and warrants that it (i) understands that the Warrant and the Warrant Shares have not been registered under the Securities Act and (ii) understands the restrictions set forth on the legend printed on the face of this Warrant.
     12. No Rights as Shareholder. Except as otherwise specifically provided herein, prior to the exercise of this Warrant, the Holder shall not be entitled, as such, to any rights of a shareholder of the Company, including, without limitation, the right to vote or to consent to any action of the shareholders of the Company, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders of the Company or of any proceedings of the Company.
     13. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.
     14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be mailed by certified mail, return receipt requested, or by a nationally recognized courier service or delivered (in person or by facsimile), against receipt to the party to whom such notice or other communication is to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement entered into by the Holder and the Company. Any notice or other communication given by means permitted by this Section 14 shall be deemed given at the time of receipt thereof.
     15. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any Person into which any new warrant agent may be merged, any Person resulting from any consolidation to which any new warrant agent shall be a party or any Person to which any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     16. Miscellaneous. (a) The Company shall not assign this Warrant or any of its rights or obligations hereunder, except (i) to a successor in interest in the event of a Fundamental Transaction or (ii) upon the prior written consent of the Holder. This Warrant may be assigned by the Holder, provided that such transfer is in compliance with the terms and conditions of this Warrant and Section 4(j) of the Purchase Agreement and permitted by federal and state securities laws. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
          (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor upon exercise thereof, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, free from all taxes, liens, claims and encumbrances and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.
          (c) This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the Purchase Agreement), and hereby irrevocably waives, and agrees not to assert any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.
          (d) Neither party shall be deemed in default of any provision of this Warrant, to the extent that performance of its obligations or attempts to cure a breach hereof are delayed or prevented by any event reasonably beyond the control of such party, including, without limitation, war, hostilities, acts of terrorism, revolution, riot, civil commotion, national emergency, strike, lockout, unavailability of supplies, epidemic, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency, provided that such party gives the other party written notice thereof promptly upon discovery thereof and uses reasonable efforts to cure or mitigate the delay or failure to perform.
          (e) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (f) In case any one or more of the provisions of this Warrant shall be deemed invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

ZIX CORPORATION
By:
Name:
Title:

Acknowledged and agreed:

Holder

By:

Name:
Title:
Signature Page to Warrant

APPENDIX A
FORM OF ASSIGNMENT
(to be completed and signed only upon transfer of Warrant)
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                              the right represented by the within Warrant to purchase                      shares of Common Stock of Zix Corporation to which the within Warrant relates and appoints                                          attorney to transfer said right on the books of Zix Corporation with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of
Holder as specified on face of the Warrant)

Address of Transferee:

In the presence of:

APPENDIX B
FORM OF EXERCISE NOTICE
(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: Zix Corporation
The undersigned is the Holder of Warrant No. 2005-___(the “Warrant”) issued by Zix Corporation, a Texas Corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
1.	The Warrant is currently exercisable to purchase a total of ___Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The Holder intends that payment of the Exercise Price shall be made as (check one):
Cash Exercise___
Cashless Exercise___
4.	If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $ to the Company in accordance with the terms of the Warrant.

5.	If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is . The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the Market Price on the Exercise Day, which product is .
X = Y[(A-B)/A]
X = the number of Warrant Shares to be issued to the Holder.
Number of Warrant Shares being exercised:                     (“Y”).
Market Price on the Exercise Day:                     (“A”).
Exercise Price:                    (“B”)
6.	Pursuant to this exercise, the Company shall deliver to the Holder Warrant Shares in accordance with the terms of the Warrant.

7.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

8.	The Holder of this Warrant confirms the continuing validity of, and reaffirms as of the date hereof, its representations and warranties set forth on Section 4 of the Purchase Agreement.

Dated:	Name of Holder:

(Print)

By:

Name:

Title:

(Signature must conform in all respects to name of
Holder as specified on the face of the Warrant)

Proxy — Zix Corporation
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS
AT THE CITYPLACE CONFERENCE CENTER,                      ROOM
2711 NORTH HASKELL AVENUE, DALLAS, TEXAS 75204
10:00 a.m. (registration at 9:30 a.m.), Central Time,                     ,                     , 2005
The undersigned shareholder of Zix Corporation hereby appoints Richard D. Spurr and Bradley C. Almond, or either of them, as proxies, each with full power of substitution, to vote the shares of the undersigned at the above-stated special meeting and at any postponement(s) or adjournment(s) thereof.
THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE OF THIS PROXY CARD
AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed and dated on reverse side.)

Zix Corporation
Special Meeting Proxy Card

A.	Proposal
The Board of Directors recommends a vote FOR the following proposal:

For	Against	Abstain
To approve the issuance to purchasers in the private placement of the Excess Securities (consisting of 4,201,544 shares of Zix Corporation common stock and warrants to purchase 1,386,507 shares of Zix Corporation common stock).
☐	☐	☐
B.	Authorized Signatures — Sign Here — This section must be completed for your instruction to be executed.
NOTE:    This proxy will be voted in the discretion of the proxy holders on any other business that properly comes before the meeting or any postponement or adjournment thereof, hereby revoking any proxy or proxies given by the undersigned prior to the date hereof.
By executing this proxy, you acknowledge receipt of Zix Corporation’s Notice of Special Meeting of Shareholders and Proxy Statement and revoke any proxy or proxies given by you prior to the date hereof.
Please sign EXACTLY as your name(s) appear(s) on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (dd/mm/yyyy)
     /          /